                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Genworth Financial Mortgage Insurance Pty Ltd:

We consent to the incorporation by reference in the registration statement (No.
333-136516) on Form S-3 of Securitisation Advisory Services Pty Limited
Medallion Trust Series 2007-1G of our report dated 22 December 2006, with respect to the statements of financial position of Genworth Financial Mortgage
Insurance Pty Ltd, as of 31 December 2005 and 31 December 2004, and the related statements of earnings, changes in stockholder's equity, and cash flows for each of the years in the three-year period ended 31 December 2005, which report is incorporated by reference in the Form 8-K of Securitisation Advisory Services
Pty Limited Medallion Trust Series 2007-1G dated 8 February 2007 and in the prospectus supplement relating to the Medallion Trust Series 2007-1G, and to the reference to our firm under the heading "Experts" in the Prospectus.

/s/ KPMG
KPMG
Sydney, Australia,
8 February, 2007